Exhibit (d)(x)(B)

Amended and Restated SCHEDULE A

DATED march 31, 2021

TO THE

INVESTMENT ADVISORY AGREEMENT DATED October 19, 2012

BETWEEN

FUNDVANTAGE TRUST AND Polen Capital Management, LLC

Series of FundVantage Trust	Effective Date

Polen Growth Fund	October 19, 2012

Polen Global Growth Fund	December 29, 2014

Polen International Growth Fund	December 30, 2016

Polen U.S. Small Company Growth Fund	October 31, 2017

Polen International Small Company Growth Fund	December 28, 2018

Polen Global Emerging Markets Growth Fund	September 30, 2020

Polen U.S. SMID Company Growth Fund	March 31, 2021

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule A to be executed in its name and on its behalf by its duly authorized representative as of March 31, 2021.

FUNDVANTAGE TRUST

By:	/s/ Joel L. Weiss
Name:	Joel L. Weiss
Title:	President and Chief Executive Officer

Polen Capital Management, LLC

By:	/s/ Brian Goldberg
Name:	Brian Goldberg
Title:	Chief Compliance Officer

A-1

Amended and Restated SCHEDULE B

DATED MARCH 31, 2021

TO THE

INVESTMENT ADVISORY AGREEMENT DATED October 19, 2012

BETWEEN

FUNDVANTAGE TRUST AND Polen Capital Management, LLC

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets	Effective Date
Polen Growth Fund	0.85% (85 basis points)*	January 1, 2017

Polen Global Growth Fund	0.85% (85 basis points)	December 29, 2014

Polen International Growth Fund	0.85% (85 basis points)	December 30, 2016

Polen U.S. Small Company Growth Fund	1.00% (100 basis points)	October 31, 2017

Polen International Small Company Growth Fund	1.00% (100 basis points)	December 28, 2018

Polen Global Emerging Markets Growth Fund	1.00% (100 basis points)	September 30, 2020

Polen U.S. SMID Company Growth Fund	1.00% (100 basis points)	March 31, 2021

*Prior Effective Date October 19, 2012. Between the Prior Effective Date and the Effective Date, the annual rate was 1.00% (100 basis points).

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule B to be executed in its name and on its behalf by its duly authorized representative as of March 31, 2021.

FUNDVANTAGE TRUST

By:	/s/ Joel L. Weiss
Name:	Joel L. Weiss
Title:	President and Chief Executive Officer

Polen Capital Management, LLC

By:	/s/ Brian Goldberg
Name:	Brian Goldberg
Title:	Chief Compliance Officer

B-1